[Jonathon P. Ruben, CPA Letterhead]


CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

Single  Source  Financial  Services  Corporations
10780  Santa  Monica  Blvd.,  Suite  240
Los  Angeles,  CA  90025



We consent to the use in this Form S-8 of our referenced report relating to the financial statements of Single Source Financial Services Corporation, and to the reference of our firm under the headings "Expert."


ss/  Jonathon  P.  Reuben  C.P.A.

Jonathon  P.  Reuben,  C.P.A.
An  Accountancy  Corporation
Torrance,  CA  90505
October  8,  2001